SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)  December 16, 1993


                               THE SCOTTS COMPANY
             (Exact name of registrant as specified in its charter)


    Delaware                        0-19768                    31-1199481
(State or other                (Commission File               (IRS Employer
 jurisdiction of                    Number)                 Identification No.)
 incorporation)


      14111 Scottslawn Road, Marysville, Ohio                      43041
      (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code (513) 644-0011


                                 Not Applicable
         (Former name or former address, if changed since last report.)















                              Page 1 of 38 Pages.


                     Index to Exhibits located at Page 3-5.




This Current Report on Form 8-K/A of The Scotts Company (the "Registrant") furnishes the financial statements and the pro forma financial information that were omitted from the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission (the "Commission") on December 30, 1993 (the "Registrant's December 1993 Form 8-K") in accordance with Items 7(a)(4) and 7(b)(2) of Form 8-K which allow the Registrant a 60-day extension of the time for the filing of such financial statements and pro forma financial information. The financial statements and pro forma financial information relate to the acquisition by the Registrant of Grace-Sierra Horticultural Products Company ("Grace-Sierra") as described in Item 2 of the Registrant's December 1993 Form 8-K.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of the business acquired:

     Audited Financial Statements of Grace-Sierra Horticultural
     Products Company:

         Reports of Independent Accountants

         Consolidated Balance Sheets at December 16, 1993 and
         December 31, 1992

         Consolidated Statements of Operations for the period from January 1 to December 16, 1993 and the year ended
         December 31, 1992

         Consolidated Statements of Changes in Common Shareholders' Deficit for the period from January 1 to December 16, 1993 and the year ended December 31, 1992

         Consolidated Statements of Cash Flows for the period from January 1 to December 16, 1993 and the year ended
         December 31, 1992

         Notes to Consolidated Financial Statements

(b)  Pro Forma Financial Information:

     Pro Forma Consolidated Financial Information (Unaudited)

     Pro Forma Consolidated Statement of Income for the year ended September 30, 1993 (Unaudited)

     Notes to Pro Forma Consolidated Statement of Income for the year ended September 30, 1993 (Unaudited)

     Pro Forma Consolidated Statement of Income for the three months ended January 1, 1994 (Unaudited)

     Notes to Pro Forma Consolidated Statement of Income for the three months ended January 1, 1994 (Unaudited)

     Pro Forma Consolidated Balance Sheet at January 1, 1994 (Unaudited)

     Notes to Pro Forma Consolidated Balance Sheet (Unaudited)

Item 7(c)  Exhibits:

The following documents were filed as exhibits to the Registrant's December 1993 Form 8-K:

           Exhibit No.                  Description

               2(a)               Plan of Merger of ZXY Corp.
                                  into Grace-Sierra
                                  Horticultural Products
                                  Company, dated
                                  October 24, 1993

               2(b)               First Amendment to Plan of
                                  Merger of ZXY Corp. into
                                  Grace-Sierra Horticultural
                                  Products Company, dated
                                  November 22, 1993

               2(c)               Second Amendment to Plan
                                  of Merger of ZXY Corp.
                                  into Grace-Sierra
                                  Horticultural Products
                                  Company, dated
                                  December 15, 1993

               2(d)               Letter Agreement, dated
                                  October 24, 1993, between
                                  The Scotts Company (the
                                  "Registrant") and W. R.
                                  Grace & Co. - Conn.

               2(e) Amendment to Letter Agreement, dated November 22, 1993, between the Registrant and
                                  W. R. Grace & Co. - Conn.

               2(f)               Second Amendment to
                                  Letter Agreement, dated
                                  December 15, 1993, between
                                  the Registrant and
                                  W. R. Grace & Co. - Conn.

               2(g)               Agreement of Merger of
                                  ZXY Corp. and Grace-Sierra
                                  Horticultural Products
                                  Company, dated
                                  December 16, 1993

               4(a)               Third Amendment to Credit
                                  Agreement, dated December 16,
                                  1993, among the Registrant,
                                  The O. M. Scott & Sons
                                  Company ("Scott"), the banks
                                  listed therein and Chemical
                                  Bank, as agent (the "Third
                                  Agreement")

           Exhibit No.                  Description

              99(a) Separate Term Loan Notes dated February 23, 1993, executed by the Registrant and Scott, jointly and severally, in favor of the banks identified therein, in connection with the Third Amendment

              99(b)               Separate Revolving Credit
                                  Notes, dated February 23,
                                  1993, in favor of the banks
                                  identified therein and
                                  executed by the Registrant and
                                  Scott, in connection with the
                                  Third Amendment

              99(c)               Swing Line Note, dated
                                  December 16, 1993, and
                                  executed by Scott in favor of
                                  Chemical Bank, as agent, in
                                  connection with the Third
                                  Amendment

              99(d)               Scotts-Sierra Horticultural
                                  Products Company ("SSHPC")
                                  Security Agreement, dated
                                  December 16, 1993, executed by
                                  SSHPC and Chemical Bank, as
                                  agent, in connection with the
                                  Third Amendment

              99(e)               Scotts-Sierra Crop Protection
                                  Company ("SSCPC") Security
                                  Agreement, dated December 16,
                                  1993, executed by SSCPC and
                                  Chemical Bank, as agent, in
                                  connection with the Third
                                  Amendment

              99(f) SSHPC Patent and Trademark Assignment, dated December 16, 1993, executed by SSHPC and
                                  Chemical Bank, as agent, in
                                  connection with the Third
                                  Agreement

              99(g) SSCPC Patent and Trademark Assignment, dated December 16, 1993, executed by SSCPC and
                                  Chemical Bank, as agent, in
                                  connection with the Third
                                  Amendment

           Exhibit No.                  Description

              99(h) Subsidiary Pledge Agreement, dated December 16, 1993, executed by SSHPC and Chemical Bank, as agent, in connection with the Third Amendment

              99(i) Netherlands Pledge Agreement, dated December 16, 1993, executed by SSHPC and Chemical Bank, as agent, in connection with the Third Amendment

              99(j)               Second Amended and Restated
                                  Subsidiaries Guarantee, dated
                                  December 16, 1993, executed by
                                  related entities of the
                                  Registrant and Scott as listed
                                  therein, SSHPC and SSCPC, in
                                  connection with the Third
                                  Amendment

The following documents are being filed as additional exhibits to this Current Report on Form 8-K/A:

              23(a)               Consent of Price Waterhouse

              23(b)               Consent of Coopers & Lybrand

                              SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   February 28, 1994        THE SCOTTS COMPANY


                                 By: Paul D. Yeager
                                     Paul D. Yeager, Executive Vice
                                     President and Chief Financial
                                     Officer

                      INDEX TO FINANCIAL STATEMENTS



                                                                   Page(s)

Item 7(a)  Financial statements of the business acquired

           Audited Financial Statements of Grace-Sierra
           Horticultural Products Company

               Reports of Independent Accountants                   F-1 - F-2

               Consolidated Balance Sheets at December 16, 1993
               and December 31, 1992                                F-3

               Consolidated Statements of Operations for the
               period from January 1 to December 16, 1993 and
               the year ended December 31, 1992                     F-4

               Consolidated Statements of Common Shareholders'
               Deficit for the period from January 1 to
               December 16, 1993 and the year ended
               December 31, 1992                                    F-5

               Consolidated Statements of Cash Flows for the
               period from January to December 16, 1993 and
               the year ended December 31, 1992                     F-6

               Notes to Consolidated Financial Statements           F-7 - F-17

Item 7(b)  Pro Forma Financial Information

           Pro Forma Consolidated Financial Information             F-18
           (Unaudited)

           Pro Forma Consolidated Statement of Income
           for the year ended September 30, 1993
           (Unaudited)                                              F-19

           Notes to Pro Forma Consolidated Statement of
           Income for the year ended September 30, 1993
           (Unaudited)                                              F-20

           Pro Forma Consolidated Statement of Income
           for the three months ended January 1, 1994               F-21

           Notes to Pro Forma Consolidated Statement of
           Income for the three months ended January 1, 1994        F-22

           Pro Forma Consolidated Balance Sheet at
           January 1, 1994 (Unaudited)                              F-23-F-24

           Notes to Pro Forma Consolidated Balance Sheet
           (Unaudited)                                              F-25

                  REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Shareholders of Grace-Sierra Horticultural Products Company

We have audited the accompanying consolidated balance sheet of Grace-Sierra Horticultural Products Company and its subsidiaries as of December 16, 1993 and the related consolidated statements of operations, changes in common shareholders deficit, and cash flows for the period from January 1, 1993 to December 16, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Grace-Sierra Horticultural Products Company as of and for the year ended December 31, 1992 were audited by other auditors whose report thereon dated February 17, 1993 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, all of the Company's common stock was acquired by a third party effective on the close of business December 16, 1993.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Grace-Sierra Horticultural Products Company and its subsidiaries as of December 16, 1993 and the consolidated results of their operations and their cash flows for the period from January 1, 1993 to December 16, 1993, in conformity with generally accepted accounting principles.






Coopers & Lybrand
Columbus, Ohio
February 11, 1994





                                 F-1










               REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Shareholders of Grace-Sierra Horticultural Products Company



In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Grace-Sierra Horticultural Products Company and its subsidiaries at December 31, 1992, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.






Price Waterhouse
San Jose, California
February 17, 1993












                              F-2

                              GRACE-SIERRA HORTICULTURAL PRODUCTS COMPANY
                                      CONSOLIDATED BALANCE SHEETS
                                    (in thousands except share data)

                                                                               December 16,    December 31,
                                                                                  1993            1992


ASSETS
Current assets:
  Cash                                                                         $  4,114        $  2,650
  Accounts receivable, net of allowance
    for doubtful accounts of $749 and $802                                       23,409          24,208
  Inventories                                                                    18,205          16,405
  Prepaids and other current assets                                               1,050           1,779
    Total current assets                                                         46,778          45,042

Property, plant and equipment, less accumulated
  depreciation and amortization                                                  19,822          22,576
Other assets, net                                                                 1,017             851

                                                                               $ 67,617        $ 68,469

LIABILITIES, MANDATORILY REDEEMABLE CUMULATIVE PREFERRED
STOCK AND COMMON SHAREHOLDERS' DEFICIT
Current liabilities:
  Bank overdraft                                                              $      -         $  2,056
  Trade accounts payable and accrued expenses                                     9,254          10,039
  Employee compensation                                                           3,822           1,728
  Interest payable                                                                    -             191
  Income taxes payable                                                              412              89
  Current maturities of long-term debt                                            4,149             129
    Total current liabilities                                                    17,637          14,232

Long-term debt, less current maturities                                          76,395          79,592
Other long-term liabilities                                                         507             497

    Total Liabilities                                                            94,539          94,321

Commitments and contingencies

Mandatorily redeemable cumulative preferred stock at
  redemption value of $100 per share; 700,000 shares authorized;
  635,011 shares issued and outstanding                                          63,501          63,501
Preferred stock dividend payable                                                  7,620           3,810

                                                                                 71,121          67,311

Common shareholders' deficit:
  Common stock, at stated value of $1 per share; par value
    $0.001; 5,100,000 shares authorized; 1,000,000 shares
    issued and outstanding                                                        1,000           1,000
  (Deficit) retained earnings                                                    (2,555)          1,437
  Capital deficit                                                               (98,517)        (98,517)
  Foreign currency translation adjustment                                         2,029           2,917
    Total common shareholders' deficit                                          (98,043)        (93,163)

                                                                               $ 67,617        $ 68,469

                                The accompanying notes are an integral part of these consolidated financial statements.

                    GRACE-SIERRA HORTICULTURAL PRODUCTS COMPANY

                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (in thousands)


                                          Period from
                                          January 1 to            Year Ended
                                       December 16, 1993       December 31, 1992

Net sales                                  $ 108,650               $ 107,044

Costs and expenses:
  Cost of goods sold                          62,441                  63,642
  Selling, administrative and general         32,486                  30,207
  Research and development                     3,927                   3,430
  Interest                                     7,400                   7,411
  Foreign exchange loss                           57                     760
  Other expense (income), net                    474                    (273)
                                             106,785                 105,177

Income before income taxes                     1,865                   1,867

Provision for income taxes                     2,047                   2,001

Net loss                                   $    (182)              $    (134)




















                    The accompanying notes are an integral part of these consolidated financial statements.

                                           GRACE-SIERRA HORTICULTURAL PRODUCTS COMPANY

                                CONSOLIDATED STATEMENTS OF CHANGES IN COMMON SHAREHOLDERS' DEFICIT
                                                 (in thousands except share data)

                     FOR THE PERIOD FROM JANUARY 1 TO DECEMBER 16, 1993 AND THE YEAR ENDED DECEMBER 31, 1992


                                                                                                     Foreign
                                                                         (Deficit)                   Currency
                                                     Common Stock        Retained      Capital      Translation
                                                  Shares     Amount      Earnings      Deficit      Adjustment      Total

Balance at December 31, 1991                    1,000,000   $ 1,000      $ 8,975      $(98,517)      $ 3,555      $(84,987)

Net loss                                                                    (134)                                     (134)
Dividend of preferred stock                                               (3,594)                                   (3,594)
Dividend payable on preferred stock                                       (3,810)                                   (3,810)
Foreign currency translation adjustment                                                                 (638)         (638)

Balance at December 31, 1992                    1,000,000     1,000        1,437       (98,517)        2,917       (93,163)

Net loss                                                                    (182)                                     (182)
Dividend payable on preferred stock                                       (3,810)                                   (3,810)
Foreign currency translation adjustment                                                                 (888)         (888)

Balance at December 16, 1993                    1,000,000   $ 1,000     $ (2,555)     $(98,517)      $ 2,029      $(98,043)



                     The accompanying notes are an integral part
                      of these consolidated financial statements

                                 GRACE-SIERRA HORTICULTURAL PRODUCTS COMPANY

                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                (in thousands)


                                                                    Period from
                                                                    January 1 to          Year Ended
                                                                  December 16, 1993     December 31, 1992

Cash flows from operations:
  Net loss                                                            $  (182)              $  (134)
  Adjustments to reconcile net income to net cash
    (used in) provided by operating activities:
      Depreciation                                                      3,504                 3,122
      Amortization of debt issuance costs                                 121                   121
      Amortization of other intangible assets                             215                   223
      Loss (gain) on disposal of fixed assets                              10                   (27)
      Deferred income                                                    (260)                 (272)
      Changes in operating assets and liabilities:
        Accounts receivable                                               271                (6,036)
        Inventories                                                    (2,087)               (3,418)
        Trade accounts payable and accrued expenses                        49                 4,899
        Income taxes                                                      336                  (404)
        Prepaids and other                                                457                   151
          Net cash provided by (used in) operating activities           2,434                (1,775)

Cash flows from investing activities:
  Acquisition of property, plant and equipment                         (1,602)               (5,906)
          Net cash used in investing activities                        (1,602)               (5,906)

Cash flows from financing activities:
  Proceeds from long-term debt                                          1,000                 8,000
  Principal payments on long-term debt                                   (177)                 (116)
          Net cash provided by financing activities                       823                 7,884

Net effect of changes in translation rates on cash                       (191)                 (110)

Increase in cash                                                        1,464                    93

Cash, beginning of year                                                 2,650                 2,557

Cash, end of year                                                     $ 4,114               $ 2,650


Supplemental Information:

  Interest paid                                                       $ 7,480               $ 7,211
  Income taxes paid, net                                                1,943                 2,522


                               The accompanying notes are an integral part
                                of these consolidated financial statements

             GRACE-SIERRA HORTICULTURAL PRODUCTS COMPANY

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION AND BUSINESS:

Grace-Sierra Horticultural Products Company ("Grace-Sierra" or the "Company") develops, manufactures and markets special-purpose controlled-release and water-soluble fertilizers, pesticides, and growing media for commercial markets and consumers. It markets its products in the United States and, through wholly-owned subsidiaries, to various international market areas. Manufacturing is conducted in facilities in the United States and The Netherlands.

Formation of Grace-Sierra

Grace-Sierra was formed on October 25, 1989 upon the combination of:

[   Sierra Chemical Company ("Sierra"), a corporation in which
    W. R. Grace & Co. ("Grace") previously held a 29% common stock interest, and

[   Certain business and assets of the former Grace
    Horticultural Products business ("GHP").

On October 25, 1989 Grace contributed to a newly-formed corporation, the business and assets, subject to certain liabilities, of GHP and Grace's common stock interest in Sierra. The newly-formed corporation then merged into Sierra and the name Sierra was changed to Grace-Sierra. Concurrently, Sierra's former shareholders, other than Grace, received $67,492,662 in cash from Grace-Sierra for their shares of common stock of Sierra. Grace received shares of mandatorily redeemable cumulative preferred stock ("Redeemable Preferred Stock") of Grace-Sierra having a redemption value on the date of issue of $46,400,000 and 49% of the Grace-Sierra common stock ("Common Stock") issued. 1001 Yosemite Limited ("Yosemite"), a limited partnership in which several former principal shareholders of Sierra are partners, and Merrill Lynch Interfunding, Inc. acquired 30% and 21% of the Common Stock, respectively. Financing required to buy out Sierra's former shareholders other than Grace was provided by the sale of $65,000,000 of 10.28% Senior Notes to a group of institutional lenders. Since these transactions represented a restructuring of a majority of ownership interests, they were accounted for at historical costs.

Subsequent Event

Effective at the close of business on December 16, 1993, Grace-Sierra was acquired by O. M. Scott & Sons ("OMS"), a subsidiary of The Scotts Company. The acquisition was structured as a merger of a subsidiary of OMS into Grace-Sierra, with Grace-Sierra surviving and changing its name to Scotts-Sierra Horticultural Products Company ("Scotts-Sierra").

The purchase price of $120,000,000 included the acquisition of all of the outstanding Common Stock of Grace-Sierra and the retirement of the Redeemable Preferred Stock and substantially all the outstanding long-term indebtedness of the Company.

These consolidated financial statements and the accompanying notes have been prepared based on the financial position of Grace-Sierra as of December 16, 1993, prior to the merger transaction described above. Therefore, certain disclosures provided therein are substantially impacted by the transaction described above and should be read in consideration thereof.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

The consolidated financial statements include the accounts of Grace-Sierra and its wholly-owned subsidiaries, which have been recorded on the predecessor historical cost basis after giving effect to the formation transactions described in Note 1. All significant intercompany accounts and transactions have been eliminated.

Capital deficit

The difference between: (A) the sum of (i) the debt assumed by Grace-Sierra on October 25, 1989, (ii) the redemption value of the cumulative redeemable preferred stock and (iii) the retained earnings and foreign currency translation adjustment of Sierra and
(B) the net assets of Sierra and GHP at predecessor historical cost, all as of October 25, 1989, has been reflected as capital deficit.

Revenue recognition

Revenue is recognized when products are shipped. A significant portion of sales are made under deferred payment terms.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out method for U.S. inventories and the first-in, first-out method for other inventories and includes materials, labor and manufacturing overhead.

Property, plant and equipment

Property, plant and equipment are stated at historical cost and are depreciated by the straight-line method over their estimated useful lives, which range from three to ten years for machinery and equipment and up to 40 years for buildings.

Intangible assets

Debt issuance costs incurred in connection with financing the transaction described in Note 1 are accounted for as a deferred charge and amortized by the interest method over the terms of the debt agreements. Accumulated amortization of debt issuance costs and other intangible assets totalled $1,010,000 and $674,000 as of December 16, 1993 and December 31, 1992, respectively.

Foreign currency translation

The local currencies of Grace-Sierra's foreign subsidiaries have been designated as functional currencies. Accordingly, assets and liabilities of foreign subsidiaries are translated at the period end rates of exchange, and statements of operations are translated at average rates of exchange for the respective period. Gains or losses resulting from translating foreign currency financial statements are accumulated as a separate component of common shareholders' deficit. Gains or losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity's local currency) are included in results of operations.

Income taxes

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of the assets and liabilities using enacted tax rates. The cumulative effect of adopting this new accounting principle did not have a material effect on the Company's financial statements.

Prior to fiscal 1993, the Company's deferred income tax provision was based on differences between financial reporting and taxable income.

NOTE 3 - INVENTORIES:

Inventories consisted of the following:
                                                    December 16,      December 31,
                                                        1993              1992
                                                            (in thousands)
   Finished goods                                     $ 10,545          $  9,700
   Raw materials, supplies and work-in-process           7,660             6,705

                                                      $ 18,205          $ 16,405

At December 16, 1993 and December 31, 1992, domestic inventories accounted for on the last-in, first-out method amounted to $15,508,000 and $12,597,000, respectively, which amounted to approximately $1,277,000 and $1,674,000, respectively, less than current replacement cost.

On July 2, 1992, Company inventories sustained fire damage due to a lightning strike. Damage from the fire of approximately $1,268,000 was covered under the Company's insurance policies, the final proceeds of which were collected during 1993.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consisted of the following:
                                                    December 16,      December 31,
                                                        1993              1992
                                                            (in thousands)
   Land                                               $    748          $    743
   Buildings                                             6,522             6,393
   Machinery and equipment                              30,434            31,153

                                                        37,704            38,289
   Less accumulated depreciation and amortization      (17,882)          (15,713)

                                                      $ 19,822          $ 22,576

NOTE 5 - DEBT AND LEASE COMMITMENTS:

Long-term debt consists of:
                                        December 16, 1993   Years of   December 16,   December 31,
                                          Interest Rate     Maturity      1993           1992
                                                                              (in thousands)
Senior notes                                 10.28%        1995-1999    $ 65,000       $ 65,000
Revolving credit agreement                    6.625%       1994-1996      15,000         14,000
Mortgage note payable                         8.375%       1994-1995         105            234
Various capitalized lease obligations                      1994-1998         439            487

                                                                          80,544         79,721
Amount due within one year                                                (4,149)          (129)

Long-term debt, excluding current portion                               $ 76,395       $ 79,592

Long-term debt matures as follows (in thousands):  1994 - $4,149;
1995 - $18,136;  1996 - $19,100;  1997 - $13,106;  1998 - $13,053
and 1999 - $13,000.

The Senior Notes require annual payments of $13,000,000 commencing on October 31, 1995 and become due in full on October 31, 1999. At its option, Grace-Sierra, may make prepayments on the Senior Notes. Optional prepayments are subject to a premium, determined by a specified calculation. On October 14, 1993, Grace acquired all of the Company's outstanding Senior Notes from the group of institutional lenders.

The Revolving Credit Agreement provides for an initial loan commitment of $15,000,000 which declines to $11,000,000 in 1994, $6,000,000 in 1995 and terminates in 1996. The Revolving Credit
Agreement provides Grace-Sierra the option to choose between various forms of loans, all of which have interest rates approximating prime plus 5/8 of 1%. The prime rate at December 16, 1993 and December 31,
1992 was 6%. The average daily amount of the unused portion of the loan commitment is subject to a commitment fee of 3/8 of 1%.

The mortgage note payable is with an agency of The Netherlands
Government, is due in equal annual installments including interest, and is collateralized by land and a building with a net book value of $1,224,000 at December 16, 1993.

Assets recorded under capitalized lease obligations and included in property, plant and equipment, at December 16, 1993 and December 31, 1992 were comprised of:

                                                         1993              1992
                                                            (in thousands)
   Buildings                                          $  1,096          $  1,096
   Less - accumulated amortization                        (548)             (516)

                                                      $    548          $    580

The Senior Notes and the Revolving Credit Agreement contain restrictive covenants including the maintenance of net worth, current ratio, interest coverage and limitations on indebtedness, investments, liens and encumbrances, payment of dividends and the sale of assets. The Company was in default of various restrictive covenants of the Senior Notes and the Revolving Credit Agreement as of and throughout the period ended December 16, 1993. The Company received waivers from the Senior Notes holder and the bank issuing the Revolving Credit Agreement. At December 16, 1993, there were no earnings free of restrictions for the payment of cash dividends.

The Senior Notes and the Revolving Credit Agreement are classified in the accompanying balance sheets according to their scheduled maturities. In connection with the acquisition of the Company (see
Note 1), these credit facilities were retired by the acquirer.

Grace-Sierra occupies its Milpitas, California facilities under an operating lease expiring in 1998 under which rent is due at specified minimum rates. Future minimum lease commitments are as follows:

   Period Ending          Capital        Operating
    December 31,          Leases           Leases           Total
                                       (in thousands)
       1994                $ 114           $ 1,299         $ 1,413
       1995                  114             1,083           1,197
       1996                  114             1,108           1,222
       1997                  114             1,133           1,247
       1998                   53             1,159           1,212
       1999 and thereafter     -             2,427           2,427

       Total minimum
         lease payments    $ 509           $ 8,209         $ 8,718

       Less: amount
             representing
             interest         70

       Present value of
         net minimum
         lease payments    $ 439

Rent expense amounted to $1,382,000 and $1,791,000 for the periods ended December 16, 1993 and December 31, 1992, respectively.
Certain facilities lease agreements provide for escalation in lease rents based on inflation and give Grace-Sierra the option to renew the agreements beyond their original terms.

NOTE 6 - RELATED PARTY TRANSACTIONS:

On October 25, 1989, Grace-Sierra granted Grace options to purchase 4,100,000 shares of authorized but unissued shares of Common Stock at a purchase price of $1.30 per share, exercisable for ten years commencing October 25, 1992. These options become immediately exercisable if there is an initial public offering of the Common Stock, or if either substantially all the assets or outstanding shares of Common Stock are sold or Grace-Sierra is merged with another corporation and is not the surviving company. Grace has not exercised its option to purchase these shares.

On October 25, 1989, Merrill Lynch Interfunding, Inc. entered into an agreement with Grace-Sierra which provides that if and when it disposes of its 210,000 shares of Common Stock it would provide Grace-Sierra with the initial $3,000,000 of proceeds of such sale or sales.

In 1984, Sierra sold its Milpitas, California facility to Yosemite. The gain recognized by Sierra on the sale of the facility amounted to $2,715,000 and is being recognized on a straight-line basis over ten years, the original lease term. As of December 16, 1993 and December 31, 1992, the unrealized portion of the gain amounted to $237,000 and $497,000, respectively. In 1988, Yosemite constructed a second facility which was also leased to Sierra. The amended lease agreement covering both facilities ("Facilities") expires in 1998 and provides for scheduled minimum rent increases.

On October 25, 1989, Grace-Sierra and Yosemite amended the lease for the Facilities. This amendment provides Grace-Sierra an option to purchase the Facilities at the greater of the fair market value of the Facilities at the date the option is exercised or $6,350,000, as adjusted for inflation to the date the option is exercised. The option provides that in 1995 Yosemite would at its option either (1) sell to Grace-Sierra the 300,000 shares of Common Stock it owns for $780,000, (2) sell the Facilities to Grace-Sierra for $780,000 with Grace-Sierra assuming mortgage indebtedness on the Facilities up to $4,000,000, subject to adjustment or (3) grant to Grace-Sierra an option to purchase the Facilities in January 1997 for $780,000 with Grace-Sierra assuming mortgage indebtedness on the Facilities up to $4,000,000, subject to adjustment. This option terminates on the earlier of the date Grace-Sierra declines to exercise its right of first refusal to purchase the Facilities under the lease or July 31, 1997.

On October 25, 1989, Grace-Sierra and Grace entered into six year supply agreements, subject to renewal thereafter, under which Grace-Sierra is required to purchase from Grace, at prices determined by formulas, 90% of its requirements for vermiculite. Grace shall also make available to Grace-Sierra certain quantities of soil mixes, vermiculite soil amendments and pesticide products at annually agreed-upon prices. Such purchases totalled $ 3,511,000 and $2,942,000 for the periods ended December 16, 1993 and December 31, 1992, respectively. Grace-Sierra and Grace also entered into a services agreement under which Grace-Sierra may purchase certain administrative and technical support services from Grace. Charges for these services amounted to approximately $298,000 for the year ended December 31, 1992; there were no such charges for the period from January 1 to December 16, 1993. At December 16, 1993 and December 31, 1992, $741,000 and $451,000,
respectively, was due to Grace, and is included in trade accounts payable and accrued expenses on the accompanying balance sheets.

Sales of Grace-Sierra products to Grace during the periods ended December 16, 1993 and December 31, 1992 were $279,000 and $1,130,000, respectively. As of December 16, 1993 and December 31, 1992, the related receivable balance from Grace was $74,000 and $129,000, respectively and is included in accounts receivable on the accompanying balance sheets.

NOTE 7 - MANDATORILY REDEEMABLE CUMULATIVE PREFERRED STOCK:

Grace-Sierra has authorized 1,000,000 shares of Preferred Stock at $0.001 par value, of which 700,000 shares authorized are Redeemable Preferred Stock. Of the authorized Redeemable Preferred Stock, 635,011 shares are issued and outstanding at December 16, 1993, at a redemption value of $100 per share.

Dividends on Redeemable Preferred Stock are cumulative and accrue at an annual rate of $12 per share and are payable when and as declared in equal semiannual payments on June 30 and December 31 in each year. For each dividend payment date prior to June 30, 1992, the dividend was paid by issuing additional shares of Redeemable Preferred Stock on the basis of one full share for each $100 of such dividend. 67,608 shares accrued as dividends for the year ended December 31, 1992. For each payment date after June 30, 1992 the dividend is to be paid in cash. At December 16, 1993, an amount of $7,620,000 has been recorded as payable to shareholders of Redeemable Preferred Stock.

                                    Redeemable Preferred Stock      Preferred Stock
                                       Shares         Amount        Dividend Payable
                                            (in thousands except share amounts)
Balance at December 31, 1991          599,067       $ 59,907             $     -

Dividend of preferred stock            35,944          3,594                   -
Dividend declared on preferred stock        -              -               3,810

Balance at December 31, 1992          635,011         63,501               3,810

Dividend declared on preferred stock        -              -               3,810

Balance at December 16, 1993          635,011       $ 63,501             $ 7,620

Grace-Sierra is required to redeem all shares of Redeemable Preferred Stock outstanding on June 30, 2004 by paying in cash the $100 per share redemption value, plus an amount per share equal to all accrued but unpaid dividends thereon. Grace-Sierra, at its option, may redeem the Redeemable Preferred Stock at any time prior to June 30, 2004 at redemption value plus accrued and unpaid dividends.

Furthermore, Grace-Sierra cannot declare or pay dividends, or make other distributions, on any shares of Common Stock until all accrued and unpaid dividends of the Redeemable Preferred Stock have been paid in full. Upon liquidation, the holders of the Redeemable Preferred Stock shall be entitled to receive an amount of $100 per share, plus an amount per share equal to all accrued but unpaid dividends. The remaining assets, if any, shall be distributed ratably among the holders of the Common Stock.

NOTE 8 - INCOME TAXES:

Income (loss) before income taxes consists of the following components:

                                                         1993             1992
                                                            (in thousands)
U. S. Operations                                      $ (3,071)         $ (3,294)
Foreign                                                  4,936             5,161

                                                      $  1,865          $  1,867

The provision for income taxes consists of the following:
                                                         1993             1992
                                                            (in thousands)
Currently Payable:
  Federal                                             $      -          $      -
  Foreign                                                2,047             2,001

Income Tax Expense                                    $  2,047          $  2,001

Deferred income taxes for fiscal 1993 reflect the impact of "temporary differences" between the amounts of assets and liabilities for financial reporting purposes and such amounts as determined by tax regulations. These temporary differences are determined in accordance with SFAS No. 109 and are more inclusive in nature than "timing differences" as determined under previously applicable accounting principles. No deferred taxes were recognized in 1993 and 1992.

The components of deferred tax assets and liabilities at
December 16, 1993 are as follows:
Assets:
  Accounts receivable                          $   496
  Inventories                                      742
  Accrued expenses                                 814
  Net operating loss carryforward                3,863
  Foreign tax credit carryforward                  717

    Gross asset                                  6,632

Liability:
  Property, plant and equipment                  2,304

    Gross liability                              2,304

Net asset                                        4,328
Less valuation allowance                        (4,328)

                                               $   -0-

                                 F-14



Upon adoption of SFAS 109, the Company recorded a net deferred tax asset of $4,500,000, offset by a valuation allowance of $4,500,000 due to the uncertainty that the asset will be realized. During 1993, the net deferred tax asset and the corresponding valuation allowance were increased by $1,408,000.

The differences between income tax at the federal statutory rate and the effective rate provided in the financial statements are summarized as follows:

                                                         1993             1992
                                                             (in thousands)
   Income tax at federal statutory rate                $   634           $   635
   Difference related to foreign subsidiaries              369               247
   Current year loss producing no tax benefit            1,044             1,123
   Other                                                     -                (4)

     Provision for income taxes                        $ 2,047           $ 2,001

Undistributed earnings intended to be reinvested indefinitely in foreign subsidiaries were approximately $19,600,000 at December 16, 1993. The determination of unrecognized deferred tax liability is not practicable. At December 16, 1993, the Company had net operating loss carryforwards of $9,700,000 for U.S. federal income tax purposes available to reduce future taxable income; such carryforwards expire in 2007. Foreign tax credit carryforwards as of December 16, 1993 amounted to approximately $700,000; such carryforwards expire beginning in years 1994 to 1997. If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the net operating loss carryforwards which can be utilized.

NOTE 9 - CONSOLIDATED FOREIGN SUBSIDIARIES:

The accompanying consolidated financial statements include net assets and net income of foreign subsidiaries, located principally in Europe, as follows:

Balance sheet information:
                                                     December 16,     December 31,
                                                         1993             1992
                                                             (in thousands)
  Working capital:
    Cash                                              $  2,963          $  2,276
    Accounts receivable, net                            10,167             8,016
    Inventories                                          3,996             3,856
    Other, net                                          (4,473)           (3,943)

                                                        12,653            10,205
  Property, plant and equipment-net                      3,013             3,580

                                                        15,666            13,785
  Long-term debt                                           (62)             (182)

  Net assets                                          $ 15,604          $ 13,603

                                 F-15

Statement of operations information:
                                                         1993              1992
                                                             (in thousands)
  Net sales                                           $ 27,922          $ 28,221

  Costs and expenses:
    Cost of goods sold                                  11,732            11,246
    Selling, administrative and general                 10,767            10,597
    Research and development                               462               448
    Interest                                                 -                17
    Other expense, net                                      25               752

                                                        22,986            23,060

    Income before income taxes                           4,936             5,161
    Provision for income taxes                           2,047             2,001

    Net income                                       $   2,889          $  3,160

NOTE 10 - PENSION AND SAVINGS PLANS:

On October 25, 1989, Grace-Sierra adopted non-contributory defined benefit pension plans that cover its eligible U.S. employees. The benefits under these plans are based on years of service and final average compensation levels for salaried employees and stated amounts for hourly employees. The Company's funding policy, consistent with statutory requirements and tax considerations, is based on actuarial computations using the Projected Unit Credit method.

The components of the net periodic pension cost for the periods ended
December 16, 1993 and December 31, 1992 are as follows:
                                                         1993             1992
                                                             (in thousands)
   Service cost-benefits earned during the year       $    513          $    253
   Interest cost on projected benefit obligation           105                49
   Net amortization and deferral                            40                 1
   Return on assets                                        (62)              (45)

   Net periodic pension cost                          $    596          $    258

The funded status of the plans and amounts recognized in the
Company's balance sheets are as follows:
                                                     December 16,     December 31,
                                                         1993             1992
                                                             (in thousands)
Actuarial present value of benefit obligations:
  Vested benefit obligation                           $  1,042          $    442
  Nonvested benefit obligation                             136                59

  Accumulated benefit obligation                         1,178               501
  Effects of projected future compensation levels          936               340

Projected benefit obligation                             2,114               841
Less plan assets at fair value                          (1,259)             (815)

Projected benefit obligation in excess of plan assets      855                26
Unrecognized net (gain) loss                              (453)              207
Unrecognized prior service cost                           (159)             (173)

Accrued pension cost                                  $    243          $     60

                                 F-16

Significant assumptions used in determining pension obligations and the related pension expense are as follows:
                                                    1993      1992
Weighted average discount rate                        7%        9%
Expected long-term rate of return
  on plan assets                                      9%        9%
Projected rate of increase in future
  compensation levels                                 6%        6%

The Company also sponsors a savings and investment plan ("401K plan") for certain salaried U.S. employees. Participants may make voluntary contributions to the plan between 2% and 16% of their compensation (as defined). The Company contributes the lesser of 50% of each participant's contribution or 3% of each participant's compensation (as defined). Company contributions during the periods ended December 16, 1993 and December 31, 1992 were $275,000 and $313,000, respectively.

In November 1992, the Financial Accounting Standards Board issued SFAS No. 112, "Employers' Accounting for Postemployment Benefits," which changes the prevalent method of accounting for benefits provided after employment but before retirement. The Company is required to adopt SFAS No. 112 no later than 1995. Management is currently evaluating the provisions of SFAS No. 112 and, at this time, the effect of adopting SFAS No. 112 has not been determined.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company is involved in various lawsuits and claims that arise in the normal course of business. In the opinion of management, these claims individually and in the aggregate are not expected to result in a material adverse effect on the Company's financial position or results of operations, however, there can be no assurance that future results will not be materially affected by the final resolution of the matters.

Grace-Sierra has been named as a Potentially Responsible Party ("PRP") in an environmental contamination action in connection with a landfill near Allentown, Pennsylvania. Based on estimates of the clean-up costs and that the Company denies any liability in connection with this matter, management believes that the ultimate outcome will not have a material impact on the financial position or results of operations of the Company.

The Company has been named as a PRP at a location in Newark, California where commercial barrels were cleaned. A voluntary effort has been implemented by the Company and other PRP's to remediate the location. Under the current plan, the remediation costs are to be allocated based upon the pro-rata share of barrels sent to the location. The cost to the Company is expected to be approximately $75,000, which has been accrued in the financial statements.

In addition to being named as PRP's in the above noted situations, the Company is subject to potential fines in connection with certain EPA labeling violations under the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA). The fines for such violations are based upon formulas as stated in FIFRA. As determined by these formulas the Company's maximum exposure for the violations is approximately $810,000. The formulas allow for certain reductions of the fines based upon achievable levels of compliance. Based upon management's anticipated levels of compliance, they estimate the Company's ultimate liability to be $200,000, which has been accrued in the financial statements.

             PRO FORMA CONSOLIDATED FINANCIAL INFORMATION






     The following unaudited Pro Forma Consolidated Statements of Income gives effect to the acquisition of the Grace-Sierra Horticultural Products Company ("Grace-Sierra") as if the transaction, which occurred on December 16, 1993, had taken place on October 1, 1992. The following unaudited Pro Forma Consolidated Balance Sheet gives effect to the acquisition as if the transaction had occurred on January 1, 1994.

     The unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying historical financial statements located elsewhere herein. These statements do not purport to be indicative of the results of operations which actually would have occurred had the acquisition taken place on October 1, 1992 nor do they purport to indicate the results of future operations of The Scotts Company.

                            THE SCOTTS COMPANY AND SUBSIDIARIES

                         Pro Forma Consolidated Statement of Income
                           For the Year Ended September 30, 1993
                                        (Unaudited)

                              (in thousands except share data)


                               The Scotts
                                Company        Grace-Sierra
                               Historical       Historical                      Pro Forma
                                 for the         for the                         for the
                               Year Ended       Year Ended       Pro Forma     Year Ended
                                9/30/93          9/30/93 (a)    Adjustments     9/30/93
Net sales                      $ 466,043        $ 119,275        $      -      $ 585,318
Cost of sales                    244,218           66,135           1,249  (1)   311,602

  Gross profit                   221,825           53,140          (1,249)       273,716

Operating expenses:
  Marketing                       74,579           23,243               -         97,822
  Distribution                    67,377            4,025               -         71,402
  General and administrative      27,688            8,837             164  (2)    36,689
  Research and development         7,700            4,114               -         11,814

    Total operating expenses     177,344           40,219             164        217,727

Income from operations            44,481           12,921          (1,413)        55,989

Interest expense                   8,454            7,514            (507) (3)    15,461
Other expense, net                   660            1,030           2,763  (4)     4,453

Income before income taxes
  and cumulative effect of
  accounting changes              35,367            4,377          (3,669)        36,075

Income taxes                      14,320            1,727            (246) (5)    15,801

Income before cumulative
  effect of accounting changes $  21,047        $   2,650        $ (3,423)     $  20,274

Earnings per common share
  before cumulative effect
  of accounting changes        $    1.07                                       $    1.03

Weighted average common
  shares outstanding          19,687,013                                      19,687,013



                 THE SCOTTS COMPANY AND SUBSIDIARIES

       Notes to the Pro Forma Consolidated Statement of Income
                For the Year Ended September 30, 1993
                             (Unaudited)

                        (amounts in thousands)



(a) Certain reclassifications have been made to Grace-Sierra's historical statement of income to conform to The Scotts Company classifications. To conform Grace-Sierra's fiscal year of December 31, 1993 to Scotts' fiscal year of September 30, 1993, Grace-Sierra's results of operations for the three months ended December 31, 1993 have been excluded and their results of operations for the three months ended December 31, 1992 have been included in the pro forma presentation. Net sales and net income for these respective three month periods were:

                                         1993        1992
           Net sales                    25,705      27,798
           Net (loss) income              (784)        485

(1) To reflect the manufacturing profit of acquired inventories ($1,140), depreciate the step-up to fair value of tangible assets acquired ($209), amortize the fair value of patents acquired ($42) and reflect a reduction in expense related to above market facilities leases assumed in the acquisition ($142).


(2) To amortize organizational costs ($164) associated with the acquisition.


(3) To reflect interest on acquisition indebtedness ($6,781) and amortization of related deferred financing costs ($326); offset by the elimination of interest on Grace-Sierra's retired indebtedness ($7,514) and the elimination of related deferred financing costs ($100).


(4)  To amortize non-compete agreements ($1,200) and goodwill
     ($1,563).


(5) To reflect domestic income taxes not previously recorded by Grace-Sierra due to its net operating loss position, as well as income taxes or benefits resulting from changes in pro forma interest expense, patent amortization, adjusted lease expense and amortization of non-compete agreements at statutory federal and state income tax rates.


                            THE SCOTTS COMPANY AND SUBSIDIARIES

                         Pro Forma Consolidated Statement of Income
                         For the Three Months Ended January 1, 1994
                                        (Unaudited)

                              (in thousands except share data)


                               The Scotts
                                Company        Grace-Sierra
                               Historical       Historical                      Pro Forma
                             for the Three         for                        for the Three
                              Months Ended     10/1/93 to        Pro Forma     Months Ended
                                 1/1/94        12/16/93  (a)    Adjustments       1/1/94

Net sales                      $  68,326        $  20,826        $      -      $  89,152
Cost of sales                     37,364           12,201            (132) (1)    49,433

  Gross profit                    30,962            8,625             132         39,719

Operating expenses:
  Marketing                       12,921            5,233               -         18,154
  Distribution                    10,976              539               -         11,515
  General and administrative       5,010            2,052              34  (2)     7,096
  Research and development         2,004              906               -          2,910

    Total operating expenses      30,911            8,730              34         39,675

Income (loss) from operations         51             (105)             98             44

Interest expense                   2,640            1,734            (274) (3)     4,100
Other expense, net                    28                7             575  (4)       610

Loss before income taxes          (2,617)          (1,846)           (203)        (4,666)

Income taxes (benefit)            (1,060)             264          (1,229) (5)    (2,025)

Net loss                       $  (1,557)       $  (2,110)       $  1,026      $  (2,641)


Net loss per common share      $    (.08)                                      $    (.14)


Weighted average common
  shares outstanding          18,658,535                                      18,658,535


                 THE SCOTTS COMPANY AND SUBSIDIARIES

       Notes to the Pro Forma Consolidated Statement of Income
              For the Three Months Ended January 1, 1994
                             (Unaudited)





(a) Certain reclassifications have been made to Grace-Sierra's historical statement of income to conform to The Scotts Company classifications.


(1) To eliminate the manufacturing profit of acquired inventories ($163), depreciate the step-up to fair value of tangible assets acquired ($52), amortize the fair value of patents acquired ($8) and reflect a reduction in expense related to above market facilities leases assumed in the acquisition ($29).


(2) To amortize organizational costs ($34) associated with the acquisition.


(3) To reflect interest on acquisition indebtedness ($1,387) and amortization of related deferred financing costs ($68); offset by the elimination of interest on Grace-Sierra's retired indebtedness ($1,708) and the elimination of related deferred financing costs ($21).


(4)  To amortize non-compete agreements ($250) and goodwill ($325).


(5) To reflect domestic income taxes not previously recorded by Grace-Sierra due to its net operating loss position, as well as income taxes or benefits resulting from changes in pro forma interest expense, patent amortization, adjusted lease expense and amortization of non-compete agreements at statutory federal and state income tax rates.

                            THE SCOTTS COMPANY AND SUBSIDIARIES

                            Pro Forma Consolidated Balance Sheet
                                   as of January 1, 1994
                                        (Unaudited)

                                       (in thousands)



                                The Scotts
                                 Company        Grace-Sierra
                                Historical      Historical       Pro Forma     Pro Forma
                                  1/1/94          12/16/93      Adjustments      1/1/94
ASSETS

Current Assets:
  Cash                          $   1,133        $   4,114      $       -       $   5,247
  Accounts receivable, net         72,582           23,409              -          95,991
  Inventories                     110,022           18,205          1,917 (2)     130,144
  Prepaids and other assets         5,753            1,050              -           6,803

    Total current assets          189,490           46,778          1,917         238,185

Property, plant and equipment,
  at cost                         158,609           37,704        (16,170)        180,143
Less accumulated depreciation      57,809           17,882        (17,882)         57,809

                                  100,800           19,822          1,712 (3)     122,334

Patents and other
  intangibles, net                 19,063                -          6,298 (4)      25,361
Deferred financing and
  organizational costs, net         3,223              705          2,375 (5)       6,303
Excess of costs over underlying
  value of net assets acquired
  (goodwill), net                  41,048                -         66,126 (6)     107,174
Other assets                       14,146              312          2,570 (7)      17,028

Total Assets                    $ 367,770        $  67,617      $  80,998       $ 516,385




                            THE SCOTTS COMPANY AND SUBSIDIARIES

                            Pro Forma Consolidated Balance Sheet
                                   as of January 1, 1994
                                        (Unaudited)

                                       (in thousands)



                                The Scotts
                                 Company       Grace-Sierra
                                Historical      Historical       Pro Forma      Pro Forma
                                  1/1/94         12/16/93       Adjustments      1/1/94

LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current Liabilities:
  Revolving credit              $  44,000        $       -       $       -      $  44,000
  Bank line of credit               1,303                -               -          1,303
  Current portion of term debt      5,444            4,149          10,851 (1)     20,444
  Accounts payable, trade          31,446            8,385               -         39,831
  Accrued liabilities               5,552              869           4,858 (8)     11,279
  Accrued payroll and
    fringe benefits                 9,052            3,822               -         12,874
  Accrued taxes                     5,338              412           2,000          7,750

    Total current liabilities     102,135           17,637          17,709        137,481

  Long-term debt, less
    current portion                97,825           76,395          31,835 (1)    206,055
  Postretirement benefits
    other than pensions            26,678                -               -         26,678
  Other                                 -              507           4,532 (9)      5,039

                                  226,638           94,539          54,076        375,253


Mandatorily redeemable
  cumulative preferred stock            -           63,501         (63,501) (1)         -
Preferred stock dividends payable       -            7,620          (7,620) (1)         -

                                        -           71,121         (71,121)             -

Shareholders' Equity:
  Class A Common stock                211            1,000          (1,000) (1)       211
  Capital in excess of par value  193,353                -               -        193,353
  Initial capital deficit               -          (98,517)         98,517  (1)         -
  Deficit                         (10,975)          (2,555)          2,555  (1)   (10,975)
  Foreign currency adjustment         (16)           2,029          (2,029) (1)       (16)
  Treasury stock, at cost         (41,441)               -               -        (41,441)

    Total Shareholders' Equity    141,132          (98,043)         98,043        141,132

                                $ 367,770        $  67,617       $  80,998      $ 516,385

                                            F-24



                 THE SCOTTS COMPANY AND SUBSIDIARIES

            Notes to Pro Forma Consolidated Balance Sheet
                        as of January 1, 1994
                             (Unaudited)

                            (in thousands)



 (1) To reflect additional borrowings to finance the redemption of preferred shares, consideration paid for a non-competition agreement and payments made to retire certain indebtedness of Grace-Sierra; and to eliminate Grace-Sierra's equity.

 (2) To reflect at fair market value and conform inventory costing methods to Scotts'.

 (3) To reflect step-up in the historical cost basis of plant, property and equipment to fair market value.

 (4) To reflect the fair value of identifiable intangible assets acquired:

                  Non-compete agreements           $ 6,000
                  Patents                              298

                                                   $ 6,298

 (5) To reflect deferred financing costs of $2,281 and organization costs of $819 associated with the financing and consummation of the acquisition.

 (6) To reflect the excess of purchase price over the underlying value of net assets acquired (goodwill).

 (7) To reflect a net deferred tax asset for the financial reporting and tax basis differences in certain acquired assets and liabilities, and an accrued tax liability of $2,000.

 (8) To reflect the liability for estimated costs of closing certain Grace-Sierra facilities.

 (9)  To record liabilities for an unfavorable lease commitment
      ($852), estimated environmental contingencies assumed in the acquisition ($350) and accrue a deferred tax liability of $3,330.












                                 F-25




                               INDEX TO EXHIBITS

                               THE SCOTTS COMPANY
                          Current Report on Form 8-K/A
                            Dated February 28, 1994


Exhibit No.             Description                    Location

   2(a)            Plan of Merger of ZXY      Incorporated herein by reference
   Corp. into Grace-Sierra                    to The Scotts Company's
                   Horticulutral Products     ("Registrant's") Annual Report
                   Company, dated             on Form 10-K for the fiscal year
                   October 24, 1993           ended September 30, 1993
                                              ("Registrant's 1993 Form 10-K")
                                              (File No. 0-19768)
                                              (Exhibit 2(b))

   2(b)            First Amendment to Plan    Incorporated herein by
                   of Merger of ZXY Corp.     reference to Registrant's
                   into Grace-Sierra          1993 Form 10-K (Exhibit 2(c))
                   Horticultural Products
                   Company, dated
                   November 22, 1993

   2(c)            Second Amendment to        Incorporated herein by
                   Plan of Merger of ZXY      reference to Registrant's
                   Corp. into Grace-Sierra    1993 Form 10-K
                   Horticultural Products     (Exhibit 2(d))
                   Company, dated
                   December 15, 1993

   2(d)            Letter Agreement, dated    Incorporated herein by
                   October 24, 1993,          reference to Registrant's
                   between the Registrant     1993 Form 10-K
                   and W. R. Grace & Co. -    (Exhibit 2(e))
                   Conn.

   2(e)            Amendment to Letter        Incorporated herein by
                   Agreement, dated           reference to Registrant's
                   November 22, 1993,         1993 Form 10-K
                   between the Registrant     (Exhibit 2(f))
                   and W. R. Grace & Co. -
                   Conn.

   2(f)            Second Amendment to        Incorporated herein by
                   Letter Agreement, dated    reference to Registrant's
                   December 15, 1993,         1993 Form 10-K
                   between the Registrant     (Exhibit 2(g))
                   and W. R. Grace & Co. -
                   Conn.

Exhibit No.             Description                    Location

    2(g)           Agreement of Merger of     Incorporated herein by reference
                   ZXY Corp. and Grace-       to Registrant's 1993 Form 10-K
                   Sierra Horticultural       (Exhibit 2(h))
                   Products Company, dated
                   December 16, 1993

    4(a)           Third Amendment to         Incorporated herein by reference
                   Credit Agreement, dated    to Registrant's 1993 Form 10-K
                   December 16, 1993,         (Exhibit 4(d))
                   among the Registrant,
                   The O. M. Scott & Sons
                   Company ("Scott"), the
                   banks listed therein
                   and Chemical Bank, as
                   agent (the "Third
                   Amendment")

   23(a)           Consent of Price           Page E-5
                   Waterhouse

   23(b)           Consent of Coopers &       Page E-6
                   Lybrand

   99(a)           Separate Term Loan         Incorporated herein by reference
                   Notes, dated               to Registrant's 1993 Form 10-K
                   February 23, 1993,         (Exhibit 10(zz))
                   executed by the
                   Registrant and Scott,
                   jointly and severally
                   in favor of the banks
                   identified therein, in
                   connection with the
                   Third Amendment

   99(b)           Separate Revolving         Incorporated herein by reference
                   Credit Notes, dated        to Registrant's 1993 Form 10-K
                   February 23, 1993, in      (Exhibit 10(aaa))
                   favor of the banks
                   identified therein and
                   executed by the
                   Registrant and Scott,
                   in connection with the
                   Third Amendment

   99(c)           Swing Line Note, dated     Incorporated herein by reference
                   December 16, 1993, and     to Registrant's 1993 Form 10-K
                   executed by Scott in       (Exhibit 10(bbb))
                   favor of Chemical Bank,
                   as agent, in connection
                   with the Third Amendment

Exhibit No.             Description                    Location

    99(d)          Scotts-Sierra              Incorporated herein by reference
                   Horticultural Products     to Registrant's 1993 Form 10-K
                   Company ("SSHPC")          (Exhibit 10(ccc))
                   Security Agreement,
                   dated December 16, 1993,
                   executed by SSHPC and
                   Chemical Bank, as agent,
                   in connection with the
                   Third Amendment

    99(e)          Scotts-Sierra Company      Incorporated herein by reference
                   Protection Company         to Registrant's 1993 Form 10-K
                   ("SSCPC") Security         (Exhibit 10(ddd))
                   Agreement, dated
                   December 16, 1993,
                   executed by SSCPC and
                   Chemical Bank, as agent,
                   in connection with the
                   Third Amendment

    99(f)          SSHPC Patent and           Incorporated herein by reference
                   Trademark Assignment,      to Registrant's 1993 Form 10-K
                   dated December 16, 1993,   (Exhibit 10(eee))
                   executed by SSHPC and
                   Chemical Bank, as agent,
                   in connection with the
                   Third Amendment

    99(g)          SSCPC Patent and           Incorporated herein by reference
                   Trademark Assignment,      to Registrant's 1993 Form 10-K
                   dated December 16, 1993,   (Exhibit 10(fff))
                   executed by SSCPC and
                   Chemical Bank, as agent,
                   in connection with the
                   Third Amendment

    99(h)          Subsidiary Pledge          Incorporated herein by reference
                   Agreement, dated           to Registrant's 1993 Form 10-K
                   December 16, 1993,         (Exhibit 10(ggg))
                   executed by SSHPC and
                   Chemical Bank, as agent,
                   in connection with the
                   Third Amendment

    99(i)          Netherlands Pledge         Incorporated herein by reference
                   Agreement, dated           to Registrant's 1993 Form 10-K
                   December 16,1993,          (Exhibit 10(hhh))
                   executed by SSHPC and
                   Chemical Bank, as agent,
                   in connection with the
                   Third Agreement

Exhibit No.             Description                    Location

    99(j)          Second Amended and         Incorporated herein by reference
                   Restated Subsidiaries      to Registrant's 1993 Form 10-K
                   Guarantee, dated           (Exhibit 10(iii))
                   December 16, 1993,
                   executed by related
                   entities of the
                   Registrant and Scott as
                   listed therein, SSHPC
                   and SSCPC, in connection
                   with the Third Amendment

                                                 EXHIBIT 23(a)









                  CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statements of The Scotts Company on Form S-8 (File Nos. 33-47073 and 33-60056) of our report dated February 17, 1993 on our audit of the consolidated financial statements of Grace-Sierra Horticultural Products Company as of December 31, 1992 and for the year then ended, which report is included in this Form 8-K/A.






Price Waterhouse
San Jose, California
February 27, 1994

                                                 EXHIBIT 23(b)









                  CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statements of The Scotts Company on Form S-8 (File Nos. 33-47073 and 33-60056) of our report dated February 11, 1994 on our audit of the consolidated financial statements of Grace-Sierra Horticultural Products Company as of December 16, 1993 and for the period from January 1, 1993 to December 16, 1993, which report is included in this Form 8-K/A.






Coopers & Lybrand
Columbus, Ohio
February 28, 1994